Exhibit 99.1

Summit Materials, Inc. Reports Fourth Quarter and Full Year 2023 Results
Establishes Annual Summit Records for Revenue and Profitability
Record Annual Organic Pricing Growth for Aggregates and Cement
DENVER, CO. - (February 14, 2024) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” “Summit Inc.” or the “Company”), market-leading producer of aggregates and cement company, today announced results for the fourth quarter and full year ended December 30, 2023. All comparisons are versus the quarter and full year ended December 31, 2022 unless noted otherwise.

	Three months ended			Year ended
($ in thousands, except per share amounts)	December 30, 2023	December 31, 2022	% Chg vs. PY	December 30, 2023	December 31, 2022	% Chg vs. PY
Net revenue	$613,133	$511,662	19.8%	$2,442,736	$2,222,084	9.9%
Operating income	68,489	65,044	5.3%	310,630	269,047	15.5%
Net income	3,385	30,326	(88.8)%	289,626	275,943	5.0%
Basic EPS	$0.02	$0.25	(92.0)%	$2.40	$2.27	5.7%

Adjusted Cash Gross Profit	187,324	161,618	15.9%	757,060	649,345	16.6%
Adjusted EBITDA	136,545	119,291	14.5%	578,010	491,476	17.6%
Adjusted Diluted EPS	$0.31	$0.32	(3.1)%	$1.58	$1.27	24.4%

“Summit is at an exciting and pivotal point in our company's history,” commented Anne Noonan, Summit Materials President and CEO. “Our team has effectively capitalized on dynamic, yet constructive market conditions to drive record revenue and profitability. And we’re building on our record setting performance by swiftly and safely advancing our Argos integration - a move that we expect will only strengthen our materials-led business. For 2024, with an improved footprint and increased scale we anticipate delivering another year of strong growth and returns. Our positive outlook is supported by robust commercial conditions, an improving demand backdrop, and a full set of growth opportunities that are unique to Summit Materials. Crucially, our high-quality execution, financial performance, and strategic focus has afforded us the balance sheet flexibility to continue our pursuit of value-accretive capital allocation priorities. Today and moving forward, we firmly believe Summit is very well-positioned to generate superior value creation for our shareholders.”

2024 Guidance

For the full year 2024, Summit is currently projecting Adjusted EBITDA of approximately $950 million to $1,010 million and expects 2024 capital expenditures of approximately $430 million to $470 million.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Full Year 2023 | Total Company Results

Net revenue increased $220.7 million, or 9.9%, in 2023 to $2.4 billion, as strong pricing across all lines of business and contributions from acquisitions more than offset lower volumes and the impact of divestitures.

Operating income increased $41.6 million, or 15.5% in 2023 to $310.6 million, as higher revenue more than offset increases in cost of revenue, depreciation, depletion, amortization and accretion, general and administrative expenses, and transaction costs. Summit's operating margin percentage for 2023 increased to 12.7% from 12.1% in 2022, due to the factors noted above.

Net income attributable to Summit Inc. increased to $285.9 million, or $2.40 per basic share, compared to $272.1 million, or $2.27 per basic share, in the comparable prior year period. Summit reported adjusted diluted net income of $189.4 million, or $1.58 per adjusted diluted share, as compared to $153.9 million, or $1.27 per adjusted diluted share, in the prior year period.

Adjusted EBITDA increased $86.5 million, or 17.6%, to $578.0 million, due primarily to a strong pricing environment and, to a lesser extent, contributions from acquisitions.

Fourth Quarter 2023 | Total Company Results

Net revenue increased $101.5 million, or 19.8% in the fourth quarter to $613.1 million, as average sales prices across all lines of business increased.

Operating income increased $3.4 million, or 5.3% in the fourth quarter to $68.5 million, driven by increases in average sales price that more than offset a combination of inflationary increases in cost of revenue, higher general and administrative expenses, and increased transaction and integration costs versus the prior year period. Summit's operating margin percentage for the three months ended December 30, 2023, decreased to 11.2% from 12.7%, from the comparable period a year ago primarily reflecting the aforementioned transaction and integration costs related to the Argos USA transaction.

Net income attributable to Summit Inc. increased to $3.0 million, or $0.02 per basic share, compared to $29.8 million, or $0.25 per basic share in the comparable prior year period. Summit reported adjusted diluted net income of $37.8 million, or $0.31 per adjusted diluted share, compared to $38.3 million, or $0.32 per adjusted diluted share, in the prior year period.

Adjusted EBITDA increased $17.3 million, or 14.5%, to $136.5 million primarily reflecting strong pricing across all lines of business.

Full Year 2023 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased $79.6 million to $663.6 million in 2023. Aggregates adjusted cash gross profit margin increased to 49.9% in 2023 as compared to 48.5% in 2022. Aggregates sales volume decreased 1.9% in 2023. Excluding acquisitions and divestitures, organic sales volume decreased 3.1% in 2023, primarily reflecting unfavorable weather conditions early in the year and soft residential demand. Average selling prices for aggregates increased 14.6%, fueled by 16.7% pricing growth in the West Segment and 12.0% pricing growth in the East Segment.

Cement Business: Cement Segment net revenues increased 7.0% to $382.7 million in 2023. Cement Segment adjusted cash gross profit margin increased to 43.4% in 2023 as compared to 39.6% in 2022. Sales volume of cement decreased 6.8% and average selling prices increased 13.2% in 2023.

Products Business: Products net revenues increased 10.0% in 2023. Products adjusted cash gross profit margin of 18.2% in 2023 increased from 17.1% in 2022. Ready-mix concrete average selling prices increased 11.2% and organic sales volumes decreased 12.2%. Average selling prices for asphalt increased 15.6%, and asphalt volume increased 10.1% when excluding the impacts of acquisitions and divestitures.

Fourth Quarter 2023 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $22.0 million to $157.6 million in the fourth quarter. Aggregates adjusted cash gross profit margin was 48.7% in the fourth quarter as compared to 47.8% in the prior year period. Aggregates sales volume increased 5.7% in the fourth quarter. Organic aggregates sales volumes increased 2.8% reflecting relatively accommodating weather conditions in many markets. Average selling prices for aggregates increased 9.2%, maintaining strong levels and reflecting the cumulative effects of multiple pricing actions implemented in 2023.

Cement Business: Cement Segment net revenues decreased 2.7% to $95.3 million in the fourth quarter. Cement Segment adjusted cash gross profit margin increased to 48.1% in the fourth quarter, compared to 47.1% in the prior year period as strong pricing combined with Green America Recycling performance and reduced mix of import volumes relative to the prior year period more than offset inflationary cost conditions. Sales volume of cement decreased 11.1% reflecting, in part, lower imports. Average selling prices increased 9.4% in the fourth quarter due to the compounding effects of pricing actions implemented earlier in 2023.

Products Business: Products net revenues were $282.4 million in the fourth quarter, up 27.5% versus the prior year period. Products adjusted cash gross profit margin decreased to 16.5% in the fourth quarter. Organic average sales price for ready-mix concrete increased 5.8% driven by pricing growth across all markets, including our key markets of Houston and Salt Lake City. Organic sales volumes of ready-mix concrete decreased 4.8% due to reduced residential activity. Organic average selling prices for asphalt increased 9.5%, due to pricing gains both the West and East Segment. Organic asphalt sales volume increased 27.5%, fueled by public infrastructure growth.

Full Year 2023 | Results By Reporting Segment

West Segment: The West Segment operating income increased 19.8% to $217.8 million and Adjusted EBITDA increased 18.0% to $331.1 million in 2023. Aggregates revenue in 2023 increased 10.8% driven by a 16.7% increase in average sales prices that was only partially offset by a 5.0% decrease in volume. Despite lower volumes in Texas and Utah, ready-mix concrete revenue in 2023 increased 11.3% with average sales price growth of 11.0%, including double-digit pricing growth in Houston and Salt Lake City. Asphalt revenue increased by 34.0% as volumes increased 17.4% and average selling prices increased 14.2% in 2023.

East Segment: The East Segment operating income increased 34.2% to $86.6 million and Adjusted EBITDA increased 16.6% to $150.6 million in 2023. Aggregates revenue increased 14.0%, driven by 12.0% growth in average selling prices as volumes increased 1.8%. Ready-mix concrete revenue decreased 10.3% as volumes decreased by 18.9% and average selling price increased 10.5%. Due to divestitures, asphalt revenue decreased 56.7% with volumes down 59.7% and average selling prices up 15.1%.

Cement Segment: The Cement Segment operating income increased 17.7% to $104.9 million. Adjusted EBITDA increased 14.7% to $144.0 million in 2023 as favorable supply/demand conditions supported strong pricing growth that more than offset cost inflation. The segment reported a decrease in sales volumes of 6.8% including the impact of lower import volume while average selling prices increased of 13.2%.

Fourth Quarter 2023 | Results By Reporting Segment

West Segment: The West Segment operating income increased $9.6 million to $47.8 million and Adjusted EBITDA of $76.1 million in the fourth quarter increased 17.2% versus the prior year period. Aggregates revenue increased 13.9%, including 7.3% pricing growth led by Houston and British Columbia performance. Volume growth of 6.1% includes the benefit of acquisitions and more favorable weather conditions in key markets. Ready-mix concrete revenue increased 26.2% as 5.4% pricing growth combined with 19.8% volume growth. Asphalt revenue increased 51.3% due to volumes growth of 39.3%, including organic growth of 31.2%. Asphalt pricing increased 8.6% with strong gains in North Texas and the Intermountain West.

East Segment: The East Segment operating income of $17.9 million increased 17.5% versus the prior year period and Adjusted EBITDA increased 12.6% to $34.1 million. Aggregates revenue increased 17.1% versus the prior year period. Organic aggregates volumes increased 4.1%, primarily driven by double digit growth in Georgia. Aggregates pricing increased 11.3% with solid growth across several markets. Ready-mix concrete revenue decreased 5.9% and asphalt revenue increased 1.7% versus the prior year period.

Cement Segment: The Cement Segment operating income decreased 5.8% to $31.6 million. Adjusted EBITDA decreased $0.8 million and Adjusted EBITDA margin increased to 42.8%. As noted above, in the fourth quarter, the Cement Segment reported a volume decrease of 11.1% and average selling price growth of 9.4%.

Liquidity and Capital Resources

As of December 30, 2023, the Company had $374.2 million in cash and $2.3 billion in debt outstanding. The Company's $800 million in restricted cash reflects proceeds from the December 2023 issuance of senior notes 2031 related to the transaction with Argos North America Corporation. Subsequent to year end, the proceeds were released and used to consummate the Argos Transaction.

In January 2024, the Company amended the credit agreement governing the Senior Secured Credit Facilities, which among other things established new term loans in an aggregate principal amount of $1,010 million and extended the maturity date for the Term Loan Facility to January 2029. The proceeds of the new term loans were used to fund a portion of the cash consideration in connection with the Argos USA closing, refinance the existing term loans outstanding and pay fees, commissions and expenses. Additionally, the Company amended its senior secured revolving credit facility, increasing the total availability from $395 million to $625 million. The Company's $625 million revolving credit facility has $604.1 million available after outstanding letters of credit.

For the year ended December 30, 2023, cash flow provided by operations was $438.9 million and cash paid for capital expenditures was $255.6 million.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Thursday, February 15, 2024, at 11:00 a.m. eastern time (9:00 a.m. mountain time) to review the Company’s fourth quarter and full year 2023 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/139533285.

To participate in the live teleconference for fourth quarter and full year 2023 financial results:

Participant Toll Dial In:    1-646-968-2525
Participant Toll Free: 1-888-596-4144
Conference ID:        1542153

To listen to a replay of the teleconference, which will be available through February 23, 2024:

US & Canada Toll-Free:    1-800-770-2030
Conference ID:         1542153

About Summit Materials

Summit Materials is a market-leading producer of aggregates and cement with vertically integrated operations that supply ready-mix concrete and asphalt in select markets. Summit is a geographically diverse, materials-led business of scale that offers customers in the United States and British Columbia, Canada high quality products and services for the public infrastructure, residential and non-residential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue high-return growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” "outlook," “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–our ability to execute on our acquisition strategy and portfolio optimization strategy, successfully integrate acquisitions, including the integration of Argos USA, with our existing operations and retain key employees of acquired businesses;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates, and diminished liquidity and credit availability in the market generally;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–conditions in the credit markets;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;
–our dependence on senior management and other key personnel, and our ability to retain qualified personnel;

–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–unexpected operational difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities; and
–material or adverse effects related to the Argos USA combination.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Year ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(audited)	(audited)
Revenue:
Product	$528,000	$447,784	$2,137,664	$1,933,530
Service	85,133	63,878	305,072	288,554
Net revenue	613,133	511,662	2,442,736	2,222,084
Delivery and subcontract revenue	47,000	40,612	176,732	190,438
Total revenue	660,133	552,274	2,619,468	2,412,522
Cost of revenue (excluding items shown separately below):
Product	362,355	302,056	1,448,654	1,344,944
Service	63,454	47,988	237,022	227,795
Net cost of revenue	425,809	350,044	1,685,676	1,572,739
Delivery and subcontract cost	47,000	40,612	176,732	190,438
Total cost of revenue	472,809	390,656	1,862,408	1,763,177
General and administrative expenses	59,626	49,963	210,357	186,860
Depreciation, depletion, amortization and accretion	54,417	49,967	217,550	200,450
Transaction and integration costs	7,295	721	26,813	3,358
Gain on sale of property, plant and equipment	(2,503)	(4,077)	(8,290)	(10,370)
Operating income	68,489	65,044	310,630	269,047
Interest expense	30,820	24,241	114,155	86,969
Loss on debt financings	—	1,737	493	1,737
Tax receivable agreement (benefit) expense	(9,102)	612	(162,182)	1,566
(Gain) loss on sale of businesses	(14,966)	1,984	(14,966)	(172,389)
Other income, net	(6,563)	(5,368)	(21,334)	(10,324)
Income from operations before taxes	68,300	41,838	394,464	361,488
Income tax expense	64,915	11,512	104,838	85,545
Net income	3,385	30,326	289,626	275,943
Net income attributable to Summit Holdings (1)	407	491	3,770	3,798
Net income attributable to Summit Inc.	$2,978	$29,835	$285,856	$272,145
Earnings per share of Class A common stock:
Basic	$0.02	$0.25	$2.40	$2.27
Diluted	$0.02	$0.25	$2.39	$2.26
Weighted average shares of Class A common stock:
Basic	119,556,672	118,542,728	119,045,393	119,894,444
Diluted	120,361,499	119,159,955	119,774,766	120,628,459
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	December 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$374,162	$520,451
Restricted cash	800,000	—
Accounts receivable, net	287,252	256,669
Costs and estimated earnings in excess of billings	10,289	6,510
Inventories	241,350	212,491
Other current assets	17,937	20,787
Current assets held for sale	1,134	1,468
Total current assets	1,732,124	1,018,376
Property, plant and equipment, net	1,976,820	1,813,702
Goodwill	1,224,861	1,132,546
Intangible assets, net	68,081	71,384
Deferred tax assets	52,009	136,986
Operating lease right-of-use assets	36,553	37,889
Other assets	59,134	44,809
Total assets	$5,149,582	$4,255,692
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$3,822	$5,096
Current portion of acquisition-related liabilities	7,007	13,718
Accounts payable	123,621	104,031
Accrued expenses	171,691	119,967
Current operating lease liabilities	8,596	7,296
Billings in excess of costs and estimated earnings	8,228	5,739
Total current liabilities	322,965	255,847
Long-term debt	2,283,639	1,488,569
Acquisition-related liabilities	28,021	29,051
Tax receivable agreement liability	41,276	327,812
Noncurrent operating lease liabilities	33,230	35,737
Other noncurrent liabilities	123,871	106,686
Total liabilities	2,833,002	2,243,702
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 119,529,380 and 118,408,655 shares issued and outstanding as of December 30, 2023 and December 31, 2022, respectively	1,196	1,185
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 99 shares issued and outstanding as of December 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,421,813	1,404,122
Accumulated earnings	876,751	590,895
Accumulated other comprehensive income	7,275	3,084
Stockholders’ equity	2,307,035	1,999,286
Noncontrolling interest in Summit Holdings	9,545	12,704
Total stockholders’ equity	2,316,580	2,011,990
Total liabilities and stockholders’ equity	$5,149,582	$4,255,692

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
($ in thousands)

	Year ended
	December 30,	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$289,626	$275,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	226,614	212,501
Share-based compensation expense	20,326	18,347
Net gain on asset and business disposals	(23,259)	(182,263)
Non-cash loss on debt financings	161	915
Change in deferred tax asset, net	79,142	69,568
Other	(482)	(1,447)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(26,224)	10,749
Inventories	(26,351)	(63,247)
Costs and estimated earnings in excess of billings	(3,746)	(4,960)
Other current assets	13,500	(7,368)
Other assets	(33,347)	(6,946)
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	5,324	(9,218)
Accrued expenses	42,327	(25,200)
Billings in excess of costs and estimated earnings	2,477	(768)
Tax receivable agreement (benefit) expense	(154,167)	1,264
Other liabilities	26,939	(3,772)
Net cash provided by operating activities	438,860	284,098
Cash flows from investing activities:
Acquisitions, net of cash acquired	(239,508)	(22,730)
Purchases of property, plant and equipment	(255,619)	(266,733)
Proceeds from the sale of property, plant and equipment	14,424	15,374
Proceeds from sale of businesses	65,576	373,073
Other	(5,137)	(3,162)
Net cash (used in) provided by investing activities	(420,264)	95,822
Cash flows from financing activities:
Proceeds from debt issuances	800,000	—
Debt issuance costs	(5,599)	(1,557)
Payments on debt	(10,380)	(122,536)
Purchase of tax receivable agreement interests	(132,449)	—
Payments on acquisition-related liabilities	(12,367)	(13,428)
Distributions from partnership	(469)	(678)
Repurchases of common stock	—	(100,980)
Proceeds from stock option exercises	247	213
Other	(5,199)	(27)
Net cash provided by (used in) financing activities	633,784	(238,993)
Impact of foreign currency on cash	1,331	(1,437)
Net increase in cash and cash equivalents and restricted cash	653,711	139,490
Cash and cash equivalents and restricted cash—beginning of period	520,451	380,961
Cash and cash equivalents and restricted cash—end of period	$1,174,162	$520,451

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Year ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Segment Net Revenue:
West	$377,369	$288,881	$1,472,871	$1,272,041
East	140,425	124,836	587,215	592,307
Cement	95,339	97,945	382,650	357,736
Net Revenue	$613,133	$511,662	$2,442,736	$2,222,084

Line of Business - Net Revenue:
Materials
Aggregates	$157,567	$135,596	$663,551	$583,993
Cement (1)	88,031	90,660	355,786	332,518
Products	282,402	221,528	1,118,327	1,017,019
Total Materials and Products	528,000	447,784	2,137,664	1,933,530
Services	85,133	63,878	305,072	288,554
Net Revenue	$613,133	$511,662	$2,442,736	$2,222,084

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$80,772	$70,809	$332,553	$300,576
Cement	42,187	44,511	189,587	190,838
Products	235,791	183,548	914,384	842,890
Total Materials and Products	358,750	298,868	1,436,524	1,334,304
Services	67,059	51,176	249,152	238,435
Net Cost of Revenue	$425,809	$350,044	$1,685,676	$1,572,739

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$76,795	$64,787	$330,998	$283,417
Cement (3)	45,844	46,149	166,199	141,680
Products	46,611	37,980	203,943	174,129
Total Materials and Products	169,250	148,916	701,140	599,226
Services	18,074	12,702	55,920	50,119
Adjusted Cash Gross Profit	$187,324	$161,618	$757,060	$649,345

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	48.7%	47.8%	49.9%	48.5%
Cement (3)	48.1%	47.1%	43.4%	39.6%
Products	16.5%	17.1%	18.2%	17.1%
Services	21.2%	19.9%	18.3%	17.4%
Total Adjusted Cash Gross Profit Margin	30.6%	31.6%	31.0%	29.2%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Year ended
Total Volume	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Aggregates (tons)	13,784	13,036	58,406	59,525
Cement (tons)	574	646	2,362	2,533
Ready-mix concrete (cubic yards)	1,242	1,082	4,909	5,043
Asphalt (tons)	920	683	3,725	3,724

	Three months ended		Year ended
Pricing	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Aggregates (per ton)	$13.87	$12.70	$13.83	$12.07
Cement (per ton)	155.05	141.77	152.42	134.66
Ready-mix concrete (per cubic yards)	155.10	146.01	151.79	136.47
Asphalt (per ton)	82.76	76.71	83.97	72.65

	Three months ended		Year ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	5.7%	9.2%	(1.9)%	14.6%
Cement (per ton)	(11.1)%	9.4%	(6.8)%	13.2%
Ready-mix concrete (per cubic yards)	14.8%	6.2%	(2.7)%	11.2%
Asphalt (per ton)	34.7%	7.9%	—%	15.6%

	Three months ended		Year ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	2.8%	8.8%	(3.1)%	14.2%
Cement (per ton)	(11.1)%	9.4%	(6.8)%	13.2%
Ready-mix concrete (per cubic yards)	(4.8)%	5.8%	(12.2)%	10.7%
Asphalt (per ton)	27.5%	9.5%	10.1%	13.9%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended December 30, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	13,784	$13.87	$191,216	$(33,649)	$157,567
Cement	574	155.05	89,049	(1,018)	88,031
Materials			$280,265	$(34,667)	$245,598
Ready-mix concrete	1,242	155.10	192,591	(113)	192,478
Asphalt	920	82.76	76,119	(74)	76,045
Other Products			77,175	(63,296)	13,879
Products			$345,885	$(63,483)	$282,402

	Year ended December 30, 2023
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	58,406	$13.83	$807,473	$(143,922)	$663,551
Cement	2,362	152.42	359,965	(4,179)	355,786
Materials			$1,167,438	$(148,101)	$1,019,337
Ready-mix concrete	4,909	151.79	745,107	(956)	744,151
Asphalt	3,725	83.97	312,742	(358)	312,384
Other Products			330,517	(268,725)	61,792
Products			$1,388,366	$(270,039)	$1,118,327

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA and Adjusted EBITDA Margin by segment and on a consolidated basis for the three months and years ended December 30, 2023 and December 31, 2022.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended December 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$67,001	$21,756	$37,045	$(122,417)	$3,385
Interest (income) expense	(4,692)	(3,480)	(5,517)	44,509	30,820
Income tax expense	1,303	—	—	63,612	64,915
Depreciation, depletion and amortization	27,690	15,309	9,255	1,243	53,497
EBITDA	$91,302	$33,585	$40,783	$(13,053)	$152,617
Accretion	392	508	20	—	920
Tax receivable agreement benefit	—	—	—	(9,102)	(9,102)
Gain on sale of businesses	(14,966)	—	—	—	(14,966)
Non-cash compensation	—	—	—	5,210	5,210
Argos USA acquisition and integration costs	—	—	—	7,732	7,732
Other	(633)	(42)	—	(5,191)	(5,866)
Adjusted EBITDA	$76,095	$34,051	$40,803	$(14,404)	$136,545
Adjusted EBITDA Margin (1)	20.2%	24.2%	42.8%		22.3%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended December 31, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$42,729	$16,955	$39,059	$(68,417)	$30,326
Interest (income) expense	(4,643)	(3,090)	(5,531)	37,505	24,241
Income tax expense	478	—	—	11,034	11,512
Depreciation, depletion and amortization	26,136	14,227	8,208	893	49,464
EBITDA	$64,700	$28,092	$41,736	$(18,985)	$115,543
Accretion	261	415	(173)	—	503
Loss on debt financings	—	—	—	1,737	1,737
Tax receivable agreement expense	—	—	—	612	612
Loss on sale of businesses	—	1,700	—	284	1,984
Non-cash compensation	—	—	—	3,289	3,289
Other	(21)	47	—	(4,403)	(4,377)
Adjusted EBITDA	$64,940	$30,254	$41,563	$(17,466)	$119,291
Adjusted EBITDA Margin (1)	22.5%	24.2%	42.4%		23.3%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Year ended December 30, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$246,929	$99,692	$125,238	$(182,233)	$289,626
Interest (income) expense	(15,469)	(12,187)	(20,505)	162,316	114,155
Income tax expense	5,164	—	—	99,674	104,838
Depreciation, depletion and amortization	110,140	60,763	39,228	4,287	214,418
EBITDA	$346,764	$148,268	$143,961	$84,044	$723,037
Accretion	1,160	1,893	79	—	3,132
Loss on debt financings	—	—	—	493	493
Tax receivable agreement benefit	—	—	—	(162,182)	(162,182)
Gain on sale of businesses	(14,966)	—	—	—	(14,966)
Non-cash compensation	—	—	—	20,326	20,326
Argos USA acquisition and integration costs	—	—	—	25,591	25,591
Other	(1,822)	448	—	(16,047)	(17,421)
Adjusted EBITDA	$331,136	$150,609	$144,040	$(47,775)	$578,010
Adjusted EBITDA Margin (1)	22.5%	25.6%	37.6%		23.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Year ended December 31, 2022
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$196,586	$118,635	$110,017	$(149,295)	$275,943
Interest (income) expense	(17,123)	(11,857)	(20,463)	136,412	86,969
Income tax expense (benefit)	3,025	(106)	—	82,626	85,545
Depreciation, depletion and amortization	96,939	61,697	35,968	3,233	197,837
EBITDA	$279,427	$168,369	$125,522	$72,976	$646,294
Accretion	953	1,600	60	—	2,613
Loss on debt financings	—	—	—	1,737	1,737
Tax receivable agreement expense	—	—	—	1,566	1,566
Gain on sale of businesses	—	(40,952)	—	(131,437)	(172,389)
Non-cash compensation	—	—	—	18,347	18,347
Other	177	186	—	(7,055)	(6,692)
Adjusted EBITDA	$280,557	$129,203	$125,582	$(43,866)	$491,476
Adjusted EBITDA Margin (1)	22.1%	21.8%	35.1%		22.1%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three months and years ended December 30, 2023 and December 31, 2022. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Year ended
	December 30, 2023		December 31, 2022		December 30, 2023		December 31, 2022
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$2,978	$0.02	$29,835	$0.25	$285,856	$2.38	$272,145	$2.25
Adjustments:
Net income attributable to noncontrolling interest	407	—	491	—	3,770	0.03	3,798	0.03
Argos USA acquisition and integration costs	7,732	0.07	—	—	25,591	0.22	—	—
(Gain) loss on sale of businesses, net of tax	(9,320)	(0.08)	5,601	0.05	(9,320)	(0.08)	(125,374)	(1.03)
Loss on debt financings	—	—	1,737	0.01	493	—	1,737	0.01
Adjusted diluted net income before tax related adjustments	1,797	0.01	37,664	0.31	306,390	2.55	152,306	1.26
Tax receivable agreement (benefit) expense, net of tax	36,040	0.30	612	0.01	(117,040)	(0.97)	1,566	0.01
Adjusted diluted net income	$37,837	$0.31	$38,276	$0.32	$189,350	$1.58	$153,872	$1.27
Weighted-average shares:
Basic Class A common stock	119,470,163		118,399,588		118,952,933		119,747,056
LP Units outstanding	796,165		1,312,006		1,180,354		1,313,203
Total equity units	120,266,328		119,711,594		120,133,287		121,060,259

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three months and years ended December 30, 2023 and December 31, 2022.

	Three months ended		Year ended
	December 30,	December 31,	December 30,	December 31,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2023	2022	2023	2022
($ in thousands)
Operating income	$68,489	$65,044	$310,630	$269,047
General and administrative expenses	59,626	49,963	210,357	186,860
Depreciation, depletion, amortization and accretion	54,417	49,967	217,550	200,450
Transaction and integration costs	7,295	721	26,813	3,358
Gain on sale of property, plant and equipment	(2,503)	(4,077)	(8,290)	(10,370)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$187,324	$161,618	$757,060	$649,345
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	30.6%	31.6%	31.0%	29.2%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three months and years ended December 30, 2023 and December 31, 2022.

	Three months ended		Year ended
	December 30,	December 31,	December 30,	December 31,
($ in thousands)	2023	2022	2023	2022
Net income	$3,385	$30,326	$289,626	$275,943
Non-cash items	100,822	64,719	302,502	117,621
Net income adjusted for non-cash items	104,207	95,045	592,128	393,564
Change in working capital accounts	91,029	56,862	(153,268)	(109,466)
Net cash provided by operating activities	195,236	151,907	438,860	284,098
Capital expenditures, net of asset sales	(68,773)	(70,649)	(241,195)	(251,359)
Free cash flow	$126,463	$81,258	$197,665	$32,739

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013